UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

SINOBIOPHARMA, INC.
(formerly Buzz Media, Ltd.)
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-144910

Nevada	26-3002371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV, 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 1-877-568-0188

Buzz Media, Ltd.
11 Thornhill Drive, Suite 216
Dartmouth, Nova Scotia, Canada, B3B 1R9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 29, 2008, we completed a merger with our wholly-owned subsidiary, Sinobiopharma, Inc. As a result, we have changed our name from “Buzz Media, Ltd.” to “Sinobiopharma, Inc.”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective July 29, 2008, we have effected a fifty (50) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 50,000,000 shares of common stock with a par value of $0.0001 to 2,500,000,000 shares of common stock with a par value of $0.0001. Our issued and outstanding share capital has increased from 2,000,010 shares of common stock to 100,000,500 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split were to become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading August 1, 2008, under the new stock symbol “SNBP”. Our new CUSIP number is 82935Y 103. However, we have been informed that NASDAQ Market Operations neglected to make an announcement of the concurrent forward stock split in the NASDAQ system with the name change effective for August 1, 2008, which was resolved by announcing the forward stock split with an effective date of August 4, 2008. In order for the forward stock split to be recognized in the market, NASDAQ had to change the symbol by adding a “D” to the symbol for 20 trading days. Therefore, our new symbol will be “SNBPD” until September 2, 2008, and then the “D” will be removed to trade under the symbol “SNBP”.

Item 9.01. Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on July 21, 2008, and which was effective July 29, 2008.

99.2	Certificate of Change filed with the Secretary of State of Nevada on July 21, 2008, and which was effective July29, 2008.

99.3	News Release dated August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOBIOPHARMA, INC.

By:	/s/ Jianguo Wang
Name:	JIANGUO WANG
Title:	President and Director

Date: August 5, 2008